UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 2, 2008, MAP Pharmaceuticals, Inc. (the “Company”) entered into a new Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance Corporation (“Oxford Finance”) and Silicon Valley Bank (“SVB” and together with Oxford Finance, the “Lenders”) for an aggregate commitment amount of up to $20 million. Amounts borrowed under the Loan Agreement (the “Loans”) bear interest per annum at a rate equal to 9.95%. The Company will make interest-only payments on outstanding principal amounts through and including January 1, 2009. The proceeds of the Loans shall be used to repay amounts outstanding under the Venture Loan and Security Agreement dated as of September 14, 2006, as amended, by and among Horizon Technology Funding Company LLC, SVB, Oxford Finance and the Company, and for working capital or general corporate purposes of the Company. The Loan Agreement will terminate and all outstanding Loans must be repaid no later than October 1, 2011 (the “Maturity Date”). On the Maturity Date, the Company will also make a final payment in an aggregate amount of $1.0 million to the Lenders. As of May 2, 2008, the full $20.0 million was outstanding under the Loan Agreement.

As security for amounts outstanding under the Loan Agreement, the Company has granted the Lenders a security interest in the Company’s personal property, excluding intellectual property (the “Collateral”).

Pursuant to the terms of the Loan Agreement, and subject to certain exceptions, the Company is not permitted, among other things, to:

•	incur any liens on the Company’s property, except for permitted liens;

•	convey, sell, lease or otherwise dispose of all or any part of the Collateral;

•	pay any dividends or make any distributions on its equity securities, except the Company may pay dividends payable solely in common stock;

•

merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with any person, or acquire, or permit any of its subsidiaries to acquire, all or substantially all of the capital stock or property of another person;

•	engage in transactions with affiliates unless in the normal course of business and negotiated at arms-length terms;

•	prepay any indebtedness;

•	incur additional indebtedness except for permitted indebtedness; or

•	make investments except for permitted investments.

Amounts outstanding under the Loan Agreement may become due and payable on demand upon the occurrence of certain customary events of default, including any default on payments due under the Loan Agreement, breach of the covenants under the Loan Agreement, the seizure of any of the Company’s assets by governmental authorities, any default on third party debt of outstanding principal amount exceeding certain threshold amounts and entry into bankruptcy proceedings.

A copy of the Loan Agreement is attached as Exhibit 10.1 to this report, the terms of which are incorporated herein by reference. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement.

Item 8.01.	Other Events.

In a press release issued on May 7, 2008, the Company announced that it had entered into the Loan Agreement with Oxford Finance and SVB. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of May 2, 2008, by and among the Company, Oxford Finance Corporation and Silicon Valley Bank.

99.1	Press Release of MAP Pharmaceuticals, Inc., dated May 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED MAY 2, 2008

Exhibit	Description

10.1	Loan and Security Agreement, dated as of May 2, 2008, by and among the Company, Oxford Finance Corporation and Silicon Valley Bank.

99.1	Press Release of MAP Pharmaceuticals, Inc., dated May 7, 2008